UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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MURPHY OIL CORPORATION

FUTURE

performance | progress | people

MURPHY OIL CORPORATION

2024 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

Annual Meeting of Stockholders to be held
Wednesday, May 8, 2024

We believe in providing energy that empowers people.

Notice of Annual Meeting of Stockholders

Date: Wednesday, May 8, 2024 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: http://www.virtualshareholdermeeting.com/MUR2024

The 2024 Annual Meeting of Stockholders of Murphy Oil Corporation, a Delaware corporation, will be held on Wednesday, May 8, 2024, at 10:00 a.m. CDT, in a virtual-only format via live webcast at http://www.virtualshareholdermeeting.com/MUR2024. The Proxy Statement is first sent to stockholders on or about March 21, 2024.

Matters to be voted on:

1	Election of Directors;

2	Advisory vote to approve executive compensation;

3	Approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2024; and

4	Such other business as may properly come before the meeting.

Record date:

Only stockholders of record at the close of business on March 11, 2024, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of all stockholders entitled to vote will be on file at the office of the Company, 9805 Katy Freeway, G-200, Houston, Texas 77024, at least ten days before the meeting.

Your vote is very important to us and to our business:

Prior to the meeting, you may submit your vote and proxy by telephone, mobile device, the internet, or, if you received your materials by mail, you can sign and return your proxy card. Instructions on how to vote can be found on page 50.

E. Ted Botner

Executive Vice President, General Counsel and Corporate Secretary

Murphy Oil Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2024:

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s stockholders via the internet. These rules allow us to provide information that the Company’s stockholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. This Proxy Statement, along with the Company’s Annual Report to Stockholders, which includes the Company’s Form 10-K report for the year ended December 31, 2023, are available via the internet at www.proxydocs.com/MUR.

2024 PROXY STATEMENT   i

 Murphy Oil at a Glance

Our Social and Environmental Sustainability

Our People

Competitive compensation and benefits along with an inclusive work environment help us to attract and retain talented people, the real strength of our Company.

A summary of employee benefits, which may vary by country, is listed below:

·	Medical, dental, and vision care coverage

·	Birth/Adoption leave for mothers and fathers

·	Expanded mental health network of providers and coverage for behavioral health

·	Health Savings/Flexible Spending Accounts

·	401(k) Savings Plan with Company match

·	Defined-Benefit Pension Plan for all eligible employees

·	Life and AD&D Insurance Benefits

·	Employee Assistance Program

·	Employee Educational Assistance

·	Employee Gift Matching (as outlined in the Compensation Discussion and Analysis)

Each year we review our benefits package and enhance it, when appropriate. For example, in 2023, we added more fund choices to the 401(k) Savings Plan, along with providing numerous financial wellness education sessions. We have been recognized by the Greater Houston Partnership as a “Best Place for Working Parents” from 2022 to 2024, and named one of “America’s Most Responsible Companies 2024” by Newsweek.

We continue to build upon our diversity, equity and inclusion efforts focusing on (i) building strategic recruiting relationships, (ii) training and development opportunities, (iii) exploring partnerships with minority and women-owned businesses, (iv) employee engagement, and (v) participation in events hosted by external organizations. We have expanded our diversity disclosures in our Sustainability Report and have published our annual Equal Employment Opportunity (EEO-1) filings on our website.

Climate Change

We understand that our industry, and the use of our products, create emissions – which raise climate change concerns. At the same time, access to affordable, reliable, secure energy is essential to improving the world’s quality of life and the functioning of the global economy. We believe that as the energy economy transitions under the Paris Agreement, oil and natural gas will continue to play a vital role in the long-term energy mix.

We are committed to reducing our greenhouse gas (GHG) emissions and focused on understanding and mitigating climate change risks. The Board of Directors actively oversees climate-related risks and opportunities, as well as the executive team in its assessment, agenda-setting and strategic initiatives. Established processes for performance and risk assessments are in place and are informed by experts from within and outside the organization, as well as by the executive team.

We are committed to communicating with transparency and reporting annually in our Sustainability Report in line with the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD) guidelines.

In 2023, the Company continued to make significant strides in our sustainability efforts:

·	We achieved our lowest GHG emissions intensity since becoming an independent exploration and production company in 2013, and are on track to achieve 15-20% reduction by 2030 (from 2019 baseline)

·	We are on track to achieve zero routine flaring by 2030

·	We achieved our lowest methane emissions intensity

·	We continued to secure third-party assurance of our Scope 1 and 2 GHG emissions, and to report our estimated Scope 3, Category 11 – Use of Sold Products emissions

·	We continued to publish our TCFD climate-related scenario analysis, including a net zero emissions by 2050 scenario

·	We achieved our second highest water recycling ratio in Company history

Note: Unless otherwise specified, the information provided is at the total enterprise level, for assets under our operational control and for calendar year 2023

ii   MURPHY OIL CORPORATION

Health, Safety & Environment

Charles H. Murphy, Jr. was a forerunner in the environmental awareness movement. His efforts helped lead to new standards and practices for the oil and natural gas industry and we strive to do the same today.

·	We established a Health, Safety and Environmental Committee of the Board of Directors in 1993

·	Our worldwide Health, Safety and Environment Management System applies to every Murphy employee, contractor and partner

·	Safety metrics, including both employees and contractors, have been included in annual incentive plan performance metrics since 2008

·	Environmental metrics have been included in annual incentive plan performance metrics since 2016

·	We are a founding member of the API Environmental Partnership, launched in 2017, which is focused on reducing methane emissions

·	We strive to achieve top-quartile safety performance as measured against our peers. In 2023, we had zero work-related fatalities

We monitor environmental performance and strive for continual improvement:

·	Continuing to de-risk our assets through implementation of our detailed Asset Integrity Management Programs

·	Continuing to eliminate natural gas pneumatic instruments

·	Upgrading central processing facilities to add electric motor driven tank Vapor Recovery Units (VRUs) to eliminate continuous tank flaring

·	Adding natural gas pipeline infrastructure to legacy and future Murphy onshore developments to eliminate flaring and venting

·	Continuing to internally report GHG and methane emissions performance metrics monthly to increase visibility to operations and management

Our Communities

Working with Communities

·	We communicate with community stakeholders to understand issues applicable to our operations and to mitigate potential risks

·	Opportunities to support local communities through:

-	Prioritization of local suppliers

-	Threshold investment targets for local content

-	Specifications for local companies or workers

-	Commitments to social investment programs

·	We actively seek to understand and respond to community feedback, concerns or grievances

Committed to the Dignity and Rights of All People

·	We have enacted a Human Rights Policy, Indigenous Rights Policy and Supplier Code of Conduct

Investing in Our Communities

·

Long time commitment with the El Dorado Promise Scholarship Program – through a $50 million commitment from the Company, more than 3,500 El Dorado, Arkansas students have received scholarships to 181 colleges and universities in 40 states

·

Numerous corporate citizenship programs, with Murphy employees enthusiastically volunteering their time and generously donating to their communities. In 2023, our employees’ exceptional voluntary contributions were honored with the United States President’s Volunteer Service Award by the Houston Food Bank for the second consecutive year. Additionally, the Spring Branch Independent School District in Houston recognized our commitment with their esteemed Good Neighbor Award

·

Also, in 2023, Murphy donated approximately $200,000 through its gift matching program for employees and non-employee directors. Over the last 20 years, Murphy and its employees contributed more than $15 million to benefit the United Way organization

2024 PROXY STATEMENT   iii

 Murphy Oil at a Glance

Our 2023 Financial and Operational Highlights

Murphy closed another year of strong production and excellent execution in 2023 with the priorities of Delever, Execute, Explore, Return remaining at the forefront. By achieving our $500 million debt reduction goal for the year, we have fortified our balance sheet by reducing total debt by $1.7 billion since 2020. This has provided further strength to our longstanding quarterly dividend, which was increased in early 2024 to the 2016 level of $1.20 per share annualized, as well as initiating share repurchases in 2023 with $150 million, or 3.4 million, shares repurchased.

This debt reduction was accomplished through the successful execution of Murphy’s onshore well delivery program during the year, as well as steady operational achievements of above-forecast production offshore. Also in 2023, we extended our portfolio longevity with the sanctioning of the Lac Da Vang field development project in Vietnam. As a result of the team’s efforts, Murphy achieved total reserve replacement of 139% for the year.

Reviewing our exploration portfolio, Murphy was awarded five exploration blocks in the March 2023 Gulf of Mexico federal lease sale and named apparent high bidder on eight exploration blocks in the December 2023 federal lease sale. The Company also acquired working interests in the non-operated Zephyrus discovery in the Gulf of Mexico, as well as signed production sharing contracts on five exploration blocks in Côte d’Ivoire, including one block that holds a previous operator’s discovery. Murphy’s plans in 2024 include drilling exploration wells in the Gulf of Mexico and Vietnam, as well as advancing seismic reprocessing projects in the Gulf of Mexico and Côte d’Ivoire.

With our 2024 debt reduction goal of $300 million, we are on track to reach Murphy 3.0 of the capital allocation framework by year-end, with up to 50% of adjusted free cash flow1 allocated to the balance sheet and the remaining 50% of adjusted free cash flow1 allocated to shareholder returns. Shareholder returns remain at the forefront, and ongoing debt reduction has substantially improved the Company’s resiliency in this cyclical commodity business. Pairing balance sheet strength and operational excellence with a strong safety culture and an ongoing focus on protecting the environment, Murphy is positioned for long-term stability and success.

Highlights for 2023:

Delever

·	Utilized proceeds from non-core divestiture to progress capital allocation framework

·	Achieved $500 MM debt reduction goal through senior notes redemption and partial tender

·	Advanced Murphy 2.0 of capital allocation framework with $1.7 BN of total debt reduction since year-end 2020

Execute

·	Produced 186 MBOEPD with 98 MBOPD, or 52 percent, oil volumes

·	Initiated procurement for Lac Da Vang field development project in Vietnam with first oil forecast in 2026

·	Acquired 8 percent working interest in the non-operated Zephyrus discovery in the Gulf of Mexico for $13 MM after closing adjustments

·	Achieved 139% total reserve replacement with 724 MMBOE proved reserves and ~11-year reserve life

Explore

·	Initiated new exploration focus area in Côte d’Ivoire

·	Drilled a discovery at operated Longclaw #1 exploration well in Gulf of Mexico

·	Awarded five exploration blocks in Gulf of Mexico Federal Lease Sale 259 and named apparent high bidder on eight exploration blocks in Gulf of Mexico Federal Lease Sale 261

Return

·	Progressed Murphy 2.0 of capital allocation framework, with 75% of adjusted FCF[1] allocated to debt reduction and 25% allocated to shareholder returns

·	Repurchased $150 MM, or 3.4 MM shares, at an average price of $43.96 / share in FY 2023

[1]

Adjusted free cash flow is calculated as net cash provided by continuing operations activities before noncash working capital changes, less property additions and dry hole costs, acquisition of oil and natural gas properties, cash dividends paid, distributions to noncontrolling interest and other contractual payments

iv   MURPHY OIL CORPORATION

Financial

 $1.7 BN

Approximate net cash provided by continuing operations activities (including noncontrolling interest)

 $782 MM

of free cash flow[2,3], with the majority used to repay long-term debt, fund accretive acquisitions, increase longstanding dividend and repurchase shares

Operations

 186,000

barrels of oil equivalent per day produced with ~98 thousand barrels of oil per day

 724 MM

barrels of oil equivalent of proved reserves, with 139% total reserve replacement and a reserve life index of approximately 11 years

Onshore

Eagle Ford Shale

·	Continued realizing strong performance with wells producing at or above forecast

Tupper Montney

·	Continued realizing strong well performance with modifications to flowback, facility and wellhead equipment, and procedures

·	Achieved some of highest 30-day initial production (IP30) rates in Company history

Exploration

Côte d’Ivoire

·	Signed production sharing contracts for five exploration blocks

·	Includes undeveloped Paon discovery

Offshore

U.S. Gulf of Mexico

·	Maintained high uptime across operated assets with safe operations and strong environmental performance

Offshore Canada

·	Completed the non-operated Terra Nova floating production storage and offloading vessel (FPSO) asset life extension project, with wells returning to production in late 2023

Vietnam

·	Sanctioned the Lac Da Vang field development project, with first oil forecast in 2026

[2]

Free cash flow is calculated as net cash provided by continuing operations activities (including noncontrolling interest) and before noncash working capital changes, less property additions and dry hole costs

[3]	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric

2024 PROXY STATEMENT   v

 Murphy Oil at a Glance

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy

Forward-Looking Statements and Risks

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company’s ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see Item 1A. Risk Factors in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this report. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

vi   MURPHY OIL CORPORATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 8, 2024. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about March 21, 2024. The complete mailing address of the Company’s principal executive office is 9805 Katy Freeway, G-200, Houston, Texas 77024. References in this Proxy Statement to “we,” “us,” “our,” “the Company”, “Murphy Oil” and “Murphy” refer to Murphy Oil Corporation and its consolidated subsidiaries.

2024 PROXY STATEMENT   vii

PROPOSAL 1

Election of Directors

WHO WE ARE

HOW WE ARE SELECTED, COMPRISED AND EVALUATED

HOW WE ARE ORGANIZED AND OPERATE

HOW WE ARE COMPENSATED

HOW YOU CAN COMMUNICATE WITH US

THE BOARD RECOMMENDS A VOTE **"FOR"** EACH OF THE PERSONS NOMINATED.

 2024 PROXY STATEMENT   1

 Who We Are

CLAIBORNE P. DEMING El Dorado, Arkansas Age: 69 Director Since: 1993

Board Committees

·  Chair of the Board

Other Public Company Directorships

·  Murphy USA Inc., El Dorado, Arkansas

Principal occupation or employment

·  President and Chief Executive Officer of the Company from October 1994 through December 2008, retired from the Company June 2009

Mr. Deming brings to the Board over four decades of experience in the oil and gas industry. He previously served as President and CEO of Murphy and has served on the Boards of two other public companies and one private company in the energy sector. In addition, Mr. Deming has been an advisor to both private firms and government entities in the energy field including serving as Chairman of the National Petroleum Council which provides policy recommendations to the Secretary of Energy. His deep understanding of the energy sector enhances the Board’s collective knowledge of this industry.

LAWRENCE R. DICKERSON Houston, TX Age: 71 Director Since: 2014

Board Committees

·  Audit (Chair)

·  Nominating and Governance

Other Public Company Directorships

·  Oil States International, Inc., Houston, Texas

·  Great Lakes Dredge & Dock Corporation, Chair, Oak Brook, Illinois

Principal occupation or employment

·  President and Chief Executive Officer, Diamond Offshore Drilling, Inc., an offshore drilling company, from May 2008 through March 2014, retired March 2014

Mr. Dickerson’s experience at Diamond Offshore Drilling, Inc. as President and director from March 1998; as Chief Executive Officer from May 2008 until his retirement in March 2014; and as Chief Financial Officer from 1989 to 1998, brings to the Board broad experience in leadership and financial matters. Among other qualifications, he brings to the Board expertise in international drilling operations.

2   MURPHY OIL CORPORATION

MICHELLE A. EARLEY Austin, Texas Age: 52 Director Since: 2021

Board Committees

·  Finance

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  Adams Resources & Energy, Inc., Houston, Texas

Principal occupation or employment

·  Partner, O’Melveny & Meyers LLP, an international law firm, since April 2022

·  Partner, Locke Lord LLP, from 2008 to April 2022

Ms. Earley is currently a Partner at the law firm of O’Melveny & Meyers LLP, having joined the firm in April 2022. Ms. Earley was previously with the law firm of Locke Lord LLP, where she joined in 1998 and served as a Partner from 2008 until 2022. Ms. Earley has extensive experience in mergers and acquisitions, as well as securities regulation and offering matters and routinely advises boards of directors on corporate governance topics. She brings to the Board expertise in legal matters and corporate governance. She holds a bachelor’s degree from Texas A&M University and a law degree from Yale University.

ROGER W. JENKINS Houston, Texas Age: 62 Director Since: 2013

Board Committees

·  None

Other Public Company Directorships

·  Noble Corporation plc, London, United Kingdom, until February 2021

Principal occupation or employment

·  Chief Executive Officer of the Company from August 2013; President of the Company from August 2013 through January 2024; President of Murphy Exploration & Production Company since June 2012

Mr. Jenkins’ leadership as Chief Executive Officer of Murphy Oil Corporation allows him to provide the Board with his detailed perspective of the Company’s global operations. With a bachelor’s degree in Petroleum Engineering, a master’s degree in Business Administration and approximately 41 years of industry experience, he has played a critical leadership role in Murphy’s worldwide exploration and production operations, including the development of the Kikeh field in Malaysia and the Eagle Ford Shale in Texas.

2024 PROXY STATEMENT   3

 Who We Are

ELISABETH W. KELLER Cambridge, Massachusetts Age: 66 Director Since: 2016

Board Committees

·  Audit

·  Health, Safety, Environment and Corporate Responsibility (Chair)

·  Nominating and Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President, Inglewood Plantation, LLC, from 2014 to 2022, retired December 2022

Ms. Keller served as the President of Inglewood Plantation, LLC and was responsible for the development of strategic vision and oversight of operations for the largest organic farm in Louisiana. She brings to the Board extensive knowledge in health and environmental issues, both domestically and internationally.

JAMES V. KELLEY Little Rock, Arkansas Age: 74 Director Since: 2006

Board Committees

·  Audit

·  Nominating and Governance (Chair)

Other Public Company Directorships

·  None

Principal occupation or employment

·  Retired, President and Chief Operating Officer, BancorpSouth, Inc., a NYSE bank holding company, since August 2014

Mr. Kelley has extensive knowledge of capital markets and accounting issues. As former President and Chief Operating Officer of BancorpSouth, Inc., he understands the fundamentals and responsibilities of operating a large company. Among other qualifications, Mr. Kelley brings to the Board experience in banking, finance and accounting, as well as executive management.

4   MURPHY OIL CORPORATION

R. MADISON MURPHY El Dorado, Arkansas Age: 66 Director Since: 1993 (Chair, 1994-2002)

Board Committees

·  Finance (Chair)

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  Murphy USA Inc. (Chair), El Dorado, Arkansas

Principal occupation or employment

·  President, The Murphy Foundation

·  Owner, The Sumac Company, LLC

·  Owner, Arc Vineyards

·  Owner, Presqu’ile Winery

Mr. Murphy served at Murphy Oil Corporation in several capacities from 1980 including as Vice President of Planning and Treasurer from 1988-1990; Chief Financial and Administrative Officer from 1990-1994; and Chair of the Board from 1994 to 2002. This background, along with his current membership on the Board of Directors of Murphy Oil and Chairmanship of Murphy USA, together with his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company), and Deltic Timber Corporation, brings to the Board invaluable corporate leadership and financial expertise.

JEFFREY W. NOLAN Little Rock, Arkansas Age: 55 Director Since: 2012

Board Committees

·  Compensation

·  Finance

·  Nominating and Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President and Chief Executive Officer, Loutre Land and Timber Company, a natural resources company with a focus on the acquisition, ownership and management of timberland and mineral properties, from 1998 until 2021, retired December 2021

·  Chair of the Board of Directors, First Financial Bank, headquartered in EI Dorado, Arkansas, since 2015

Mr. Nolan’s experience as President and Chief Executive Officer of a natural resources company, in addition to his former legal practice focused on business and corporate transactions, allows him to bring to the Board expertise in legal matters, corporate governance, corporate finance, acquisitions and divestitures and the management of mineral properties.

2024 PROXY STATEMENT   5

 Who We Are

Robert N. Ryan, Jr. Houston, Texas Age: 67 Director Since: 2019

Board Committees

·  Audit

·  Compensation

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  None

Principal occupation or employment

·  Retired, Vice President, Chevron Corporation, an integrated energy company, since 2018

Mr. Ryan has 43 years of experience in the energy industry including 15 years as Vice President - Global Exploration for Chevron from 2003 until his retirement in 2018. He brings to the Board extensive experience in worldwide exploration and portfolio management, and a broad knowledge of oil and natural gas operations and energy policy. His experience includes a position in the Office of Energy Efficiency and Renewable Energy at the U.S. Department of Energy. He holds degrees in geology.

LAURA A. SUGG Montgomery, Texas Age: 63 Director Since: 2015

Board Committees

·  Compensation (Chair)

·  Finance

Other Public Company Directorships

·  Kinetik Holdings Inc., Houston, Texas

·  Public Service Enterprise Group Inc., Newark, New Jersey

·  Denbury Resources, Plano, Texas, until 2019

Principal occupation or employment

·  Retired, Senior Executive, ConocoPhillips, then an international, integrated energy company, since 2010

Ms. Sugg’s broad background in capital allocation and accomplishments in the energy industry allow her to bring to the Board expertise in industry, operational and technical matters. Among other qualifications, she brings to the Board specific experience in executive leadership, human resources, compensation and financial matters. As a former leader at ConocoPhillips, Ms. Sugg has a proficient understanding of an oil and natural gas company’s challenges and opportunities.

6   MURPHY OIL CORPORATION

How We Are Selected, Comprised and Evaluated

Diversity

The Board believes it is important for directors to possess a diverse array of attributes, backgrounds, perspectives, skills, and achievements. When considering new candidates, the Nominating and Governance Committee, with input from the Board, adopts criteria for Board membership which encourages a diversity of race, ethnicity, gender and national origin and takes into account other important characteristics, such as sound judgment, professional ethics, practical wisdom and integrity. The Nominating and Governance Committee, when searching for nominees for directors, includes diverse candidates in the pool of nominees and any search firm engaged by the Committee is affirmatively instructed to seek diverse candidates. In addition, as stated in the Company’s Corporate Governance Guidelines, “the Company endeavors to have a board representing diverse experience at the policy-making levels in business areas that are relevant to the Company’s global activities”. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and/or technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:

SKILLS AND EXPERTISE

EXPERIENCE

Former CEO	●	●		●	●		●

Senior Management/Corporate Culture	●	●	●	●	●	●		●	●	●

Accounting/Audit		●		●	●	●		●	●	●

Finance/Banking			●		●	●	●		●

Corporate Governance	●	●	●	●	●	●	●		●

Law	●		●				●

Government Relations/Public Policy	●	●	●		●	●		●	●

Industry	●	●	●			●	●	●	●	●

Operations		●				●		●	●	●

Environment, Health & Safety	●	●	●	●			●	●	●	●

Business Development & Corporate Strategy	●	●		●	●	●	●	●	●	●

Human Capital/Compensation	●	●		●	●	●		●	●

Board of Directors	●	●	●	●	●	●	●	●	●	●

Risk Management		●			●	●		●		●

International Business	●	●				●		●	●	●

Climate	●			●				●

Cybersecurity	●								●

2024 PROXY STATEMENT   7

DEMOGRAPHICS

RACE/ETHNICITY

African American			●

Asian/Pacific Islander

White/Caucasian	●	●		●	●	●	●	●	●	●

Hispanic/Latino

Native American

GENDER

Male	●	●			●	●	●	●		●

Female			●	●					●

BOARD TENURE

Years	30	9	3	7	17	30	11	4	8	10

Age	69	71	52	66	74	66	55	67	63	62

8   MURPHY OIL CORPORATION

Majority Voting

The Company’s belief in directors’ accountability is evident in the provision in our Corporate Governance Guidelines providing that an incumbent director who fails to receive a majority of votes cast for re-election shall tender a resignation to the Board. To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the ten nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, the Company does not expect this to occur. All nominees were elected at the last Annual Meeting of Stockholders.

Director and Nominee Independence

The Company’s belief in the importance of directors’ independence is reflected by the fact that all directors, other than Mr. Roger Jenkins, have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy and Ms. Keller are first cousins).

Mr. Deming, the independent Chair of the Board, serves as presiding director at regularly scheduled board meetings as well as at no less than three meetings solely for non-employee directors. The meetings for non-employee directors are held in conjunction with the regularly scheduled February, August and December board meetings. If the Company had a non-employee director that was not independent, at least one of these meetings would include only independent non-employee directors.

COMPOSITION OF THE BOARD

2024 PROXY STATEMENT   9

How We Are Organized and Operate

Board Leadership Structure/Separate Chair and CEO Positions

The positions of Chair of the Board and the Chief Executive Officer of the Company are held by two individuals. Mr. Deming serves as the Chair of the Board as an independent director. Mr. Jenkins is the Company’s Chief Executive Officer. Along with the Chair of the Board of Directors and the Chief Executive Officer, other directors bring different perspectives and roles to the Company’s management, oversight, and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the Chief Executive Officer is most familiar with the Company’s business and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chair and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.

Risk Management

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, including the related risks. Further, the Company provides continuing education to our Board on topics that assist in the execution of their duties, including ESG matters. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements and the Company’s key human capital management strategies. The Audit Committee is responsible for oversight of certain risks, including financial, cybersecurity, information security, and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. In addition, the Company maintains property and casualty insurance coverage that may cover damages caused as a result of a cybersecurity event. The Finance Committee works in concert with the Audit Committee on certain aspects of risk management, including hedging and foreign exchange exposure. The Nominating and Governance Committee, in its role of assessing the overall corporate governance structure of the Company and reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Health, Safety, Environment and Corporate Responsibility Committee oversees management of risks associated with environmental, health and safety issues. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company.

For more information on Board and Managerial oversight of ESG-focused responsibilities, see section titled “Board and Managerial Oversight of ESG Topics” in our 2023 Sustainability Report at www.murphyoilcorp.com/sustainability-report.

Committees

The standing Committees of the Board are the Audit Committee, the Compensation Committee, the Finance Committee, the Health, Safety, Environment and Corporate Responsibility Committee, and the Nominating and Governance Committee.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to risk oversight, including cybersecurity, and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal audit function for these purposes. In February 2023, the Board designated Mr. Dickerson as its “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Compensation Committee oversees the compensation of the Company’s executives and directors, administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors, administers the Company’s Compensation

10   MURPHY OIL CORPORATION

Recoupment Policy, and reviews the Company’s key human capital management strategies. The Compensation Discussion and Analysis section contains additional information about the Compensation Committee. In carrying out its duties, the Compensation Committee will have direct access independent compensation consultants to assist them.

All of the members of the Compensation Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Finance Committee assists the Board of Directors on matters relating to the financial strategy, liquidity position and financial policies and activities of the Company. In addition, the Finance Committee reviews and makes recommendations with respect to the Company’s capital structure, major capital projects and any dividend or share repurchase programs. The Finance Committee also works in consultation with the Audit Committee on the Company’s risk management strategy, including hedging and foreign exchange exposure.

The Health, Safety, Environment and Corporate Responsibility Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s response to laws and regulations as part of the Company’s business strategy and operations. The Committee assists the Board on matters relating to the Company’s response to evolving public issues affecting the Company in the realm of health, safety, and the environment. Consideration of evolving matters regarding the climate, responsible business conduct, the community, and review of the Company’s sustainability reports and other ESG issues that could affect the Company’s business activities is also within the purview of this Committee. To supplement the expertise of the Committee (as well as the full Board) and assist the Committee in the discharge of its duties, the Company regularly brings in outside subject matter experts and also continuously briefs the Committee on current and developing issues relevant to the Company’s business. The Committee has benefited from the Company’s involvement with groups such as the International Petroleum Industry Environmental Conservation Association (Ipieca) and sponsorship of initiatives like the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change, which keeps abreast of emerging issues with respect to climate change.

The Nominating and Governance Committee identifies and recommends potential Board members, recommends to the Board the slate of directors nominated for selection at the annual meeting, recommends appointments to Board Committees, oversees evaluation of the Board’s performance, and assesses and makes recommendations concerning the overall corporate governance structure of the Company, including proposed changes to the Corporate Governance Guidelines of the Company. The Committee also oversees the Company’s lobbying activities and political spending, and reviews current and emerging governance trends, issues and concerns that may affect the Company’s business, operations, performance, or reputation. All of the members of the Nominating and Governance Committee are independent under the rules of the NYSE and the Company’s independence standards.

Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Committee’s Charter and in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend Board candidates for consideration by the Nominating and Governance Committee should address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Board members, executive search firms or other sources.

Committee Charters

All Committee Charters, along with the Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Ethical Conduct for Executive Management, are available on the Company’s website: https://ir.murphyoilcorp.com/corporate-governance/governance-documents. The information on the website is not deemed part of this proxy statement and is not incorporated by reference.

Board and Committee Evaluations

Our Board of Directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Chair of the Board and the Chair of each Board Committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The Corporate Secretary is instructed by each Chair to manage the distribution and collection of the individual assessment forms which is conducted electronically through a third-party vendor portal. Once each director submits the completed assessment(s) through the portal, the responses are organized and summarized by the Corporate Secretary and provided to each Chair for review and discussion at the next scheduled meeting during executive session.

It should be noted that the Board and each Board Committee reviews the adequacy of its own performance through self-evaluation, but the Nominating and Governance Committee is charged with evaluating the adequacy of the entire process. Thus, each year, the Nominating and Governance Committee reviews and determines if the assessment forms stimulate a thoughtful evaluation about the Board and each Committee’s function and provides a forum for feedback on areas of improvement.

2024 PROXY STATEMENT   11

Meetings and Attendance

During 2023, there were six meetings of the Board, five meetings of the Audit Committee, five meetings of the Compensation Committee, four meetings of the Finance Committee, two meetings of the Nominating and Governance Committee and three meetings of the Health, Safety, Environment and Corporate Responsibility Committee. All nominees’ attendance substantially exceeded 75% of the total number of meetings of the Board and committees on which they served. All the Board members attended the 2023 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

The Board and Committees

	Audit	Compensation	Finance	Health, Safety, Environment and Corporate Responsibility	Nominating and Governance

Claiborne P. Deming

Lawrence R. Dickerson	C				M

Michelle A. Earley			M	M

Roger W. Jenkins

Elisabeth W. Keller	M			C	M

James V. Kelley	M				C

R. Madison Murphy			C	M

Jeffrey W. Nolan		M	M		M

Robert N. Ryan, Jr.	M	M		M

Laura A. Sugg		C	M

C = Chair     M = Member      = Audit Committee Financial Expert

12   MURPHY OIL CORPORATION

How We Are Compensated

The Company’s standard arrangement for the compensation of non-employee directors divides remuneration into cash and equity components. This approach aligns the interests of directors and the stockholders they represent. The Company further targets total director compensation at a level near the 50th percentile of the competitive market (as determined by our Compensation Committee (the “Committee”) together with its independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), enhancing the Company’s ability to retain and recruit qualified individuals.

Directors can elect to defer their cash compensation into the Company’s Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“NED DCP Plan”). Deferred amounts are deemed to be notionally invested through a fund in the Company’s stock. The “Fees Earned or Paid in Cash” column in the 2023 Director Compensation Table on the next page includes any amounts that were voluntarily deferred into the NED DCP Plan. In addition, beginning with cash compensation to be paid in 2024, Directors can elect to receive their cash compensation in the form of deferred restricted stock units, which settle either on (1) termination of service from the Board or (2) a future date selected by the director at the time of their deferral election.

For 2023, the cash component consisted of an annual retainer of $85,000. Supplemental retainers were paid to the Chair of the Board ($140,000), Audit Committee Chair ($20,000), the Audit Committee Financial Expert ($7,000), other members of the Audit Committee ($5,000), Finance Committee Chair ($20,000), other members of the Finance Committee ($5,000), and the Chair of each other committee ($15,000). Further, in early 2023, the Board established an ad hoc committee to assist the Board in its review of key strategic topics, including the Company’s capital structure, competitor analysis, and energy strategy. The committee met three times in 2023. The Chair of the committee, Mr. Ryan, was awarded a supplemental retainer of $15,000 for his service during this period. The Company also reimburses directors for reasonable travel, lodging and related expenses they incur in attending Board and committee meetings. Also, in 2023, the total equity compensation for non-employee directors was maintained at a grant date fair value of $200,000 to keep the total director compensation near the 50th percentile of the Company’s peer group, enhancing the Company’s ability to retain and recruit qualified individuals. Each non-employee director received 4,740 time-based restricted stock units on February 2, 2023, which cliff vest after one year.

Pursuant to the 2021 Stock Plan for Non-Employee Directors and the applicable award agreements thereunder, directors can elect to defer settlement of their restricted stock units. In 2023, Mr. Dickerson, Ms. Earley, Mr. Nolan and Ms. Sugg elected to defer settlement of their restricted stock units to either (1) termination of service from the Board or (2) on a future date selected by the director at the time of their deferral election.

The non-employee directors are eligible to participate in the matching charitable gift program on the same terms as U.S.-based Murphy employees. Under this program, an eligible person’s total charitable gifts of up to $7,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will match contributions to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person. Those amounts are in the column below showing “All Other Compensation”.

2024 PROXY STATEMENT   13

2023 Director Compensation Table

	Fees Earned or Paid in Cash ($)		Stock Awards[1,2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Claiborne P. Deming	225,011	[5]	200,028	—	—	—	—	425,039

Lawrence R. Dickerson	117,000		200,028	—	—	—	—	317,028

Michelle A. Earley	90,000		200,028	—	—	—	515	290,543

Elisabeth W. Keller	105,011		200,028	—	—	—	1,000	306,039

James V. Kelley	105,011		200,028	—	—	—	—	305,039

R. Madison Murphy	110,011		200,028	—	—	15,353	15,000	340,392

Jeffrey W. Nolan	90,000		200,028	—	—	—	—	290,028

Robert N. Ryan, Jr.	105,011		200,028	—	—	—	15,000	320,039

Laura A. Sugg	105,000		200,028	—	—	—	10,000	315,028
1

Represents grant date fair value of time-based restricted stock units awarded in 2023 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

2

Each non-employee director receives the same number of time-based restricted stock units as part of their annual compensation. Outstanding amounts listed below vary due to whether a director has elected to defer settlement of a restricted stock unit award. For further details regarding the number of shares of the Company’s common stock owned by all directors, please refer to the beneficial ownership table on page 42. At December 31, 2023, total time-based restricted stock units outstanding were:

Restricted Stock Units

Claiborne P. Deming	4,740

Lawrence R. Dickerson	26,052

Michelle A. Earley	16,486

Elisabeth W. Keller	4,740

James V. Kelley	4,740

R. Madison Murphy	4,740

Jeffrey W. Nolan	42,062

Robert N. Ryan, Jr.	4,740

Laura A. Sugg	42,062
3

The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan. Only Mr. Murphy continues to be eligible for benefits under the plan.

4	Total reflects matching charitable contributions the Company made on behalf of the directors for fiscal year 2023 pursuant to the Company’s Gift Matching Program.

5	The director elected to defer payment of such amounts under the NED DCP Plan.

14   MURPHY OIL CORPORATION

How You Can Communicate With Us

The Board values input from stockholders and other stakeholders and therefore provides a number of means for communication with the Board. Stockholders are encouraged to communicate by voting on the items in this proxy statement, by attending the annual meeting, by participating in the Company’s quarterly calls or webcast investor updates and by reaching out at any time via mail or email. The Corporate Governance Guidelines provide that stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024 or via email at corporatesecretary@murphyoilcorp.com. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

2024 PROXY STATEMENT   15

PROPOSAL 2

Advisory Vote To Approve Executive Compensation

THE BOARD RECOMMENDS A VOTE **"FOR"** THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

16   MURPHY OIL CORPORATION

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2023 Annual Meeting, stockholders endorsed the compensation of the Company’s Named Executive Officers with over 97% of the votes cast supporting the proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2023 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosures.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee (the “Committee”) or the Board of Directors. The Board of Directors and the Committee value the opinions of stockholders and to the extent there is a significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Committee will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Company has determined to submit Named Executive Officer compensation to an advisory (non-binding) vote annually. At the 2023 Annual Meeting, stockholders voted on an advisory basis regarding the frequency of Say-on-Pay votes and approved holding Say on Pay votes on an annual basis. The next advisory vote on our Named Executive Officer compensation will be held at our 2025 Annual Meeting of Stockholders.

2024 PROXY STATEMENT   17

 Compensation

 Discussion and Analysis

Dear fellow Murphy shareholders, employees and stakeholders,

Pay does more than attract, retain, and motivate. Pay decisions affect—and can reveal a lot about—a company’s fairness, honesty, and values; its time horizons and resilience; its creativity and willingness to be a leader; and ultimately how it goes about growing long-term value per share for owners.

We hope you will agree that the Company’s executive compensation program, as described in this Compensation Discussion and Analysis (“CD&A”), reflects this leadership and these values. Thank you to each of our major investors who provided thoughtful comments on this updated layout and content. We welcome feedback from all investors both on this, the CD&A, and other general matters, throughout the year.

As Murphy’s Compensation Committee Chair, I want to share, on behalf of our committee and my fellow board colleagues that we value your investment and your support.

Laura A. Sugg

18   MURPHY OIL CORPORATION

Pay at Murphy: The Key Facts Right Up Front

Who did we pay?

Murphy Oil Corporation provides employment to 725 people and we support many more jobs via our supply chains and community involvement. While all of our employees’ compensation is important to us, we are required by regulation to report on the compensation of the Company’s Named Executive Officers (“NEOs”) for 2023:

Officer(s)	Age	Years with Murphy	Shares owned outright[1]

Roger W. Jenkins Chief Executive Officer[2]	62	22	1,148,086

Thomas J. Mireles Executive Vice President and Chief Financial Officer	51	18	141,842

Eric M. Hambly President and Chief Operating Officer[2]	49	17	311,138

E. Ted Botner Executive Vice President, General Counsel and Corporate Secretary[2]	59	22	184,184

Daniel R. Hanchera Senior Vice President, Business Development	66	16	80,464
1	Shares of common stock of the Company beneficially owned as of February 20, 2024. For more information, see section titled “Our Stockholders”.
2

During 2023, Mr. Jenkins served as our President and Chief Executive Officer, Mr. Hambly served as our Executive Vice President, Operations and Mr. Botner served as Senior Vice President, General Counsel and Corporate Secretary. Mr. Hambly and Mr. Botner were promoted to the roles listed in this table effective February 1, 2024. In connection with Mr. Hambly assuming the role of President, Mr. Jenkins’ title was changed to Chief Executive Officer, effective February 1, 2024.

During 2023, NEOs bought -0- shares in the open market and sold 14,500 shares.

What did we pay in 2023?

The target total direct compensation (“TTDC”)1 for each of our NEOs in 2023 was:

·	$9,314,500 for Roger W. Jenkins

·	$3,392,500 for Thomas J. Mireles

·	$3,474,200 for Eric M. Hambly
·	$2,183,620 for E. Ted Botner

·	$1,553,550 for Daniel R. Hanchera

Each NEO’s TTDC was comprised of a base salary (cash), [target] cash-based Annual Incentive Plan (“AIP” or bonus) opportunity, [target] stock-based long-term incentive compensation (LTI) opportunity, each reflecting what is consistent with our goals and values stated above and each described in more detail in the pages that follow.

Murphy will celebrate its 74th anniversary in 2024, and it retains its founding family’s values, and its belief in the alignment of pay and sustainable performance:

CEO Compensation

Modest adjustments to 2023 target compensation: to better align pay to be competitive with the peer group used for benchmarking compensation:

·	Mr. Jenkins’ received a 2.9% adjustment to his base salary, increasing his salary to $1,070,000.

·	His target annual incentive opportunity as a percent of salary (135%) remained unchanged.

·

His intended 2023 target LTI compensation opportunity did not materially change from 2022. The Committee granted Mr. Jenkins LTI compensation for 2023 with an intended targeted grant date value of $6,800,000, which was a 3% increase from his intended targeted grant date value of his annual LTI awards approved by the Committee for each of 2022, 2021 and 2020.

[1]	Includes base salary (cash), target cash-based annual incentive plan (AIP or Bonus) opportunity and target stock-based long-term incentive compensation (LTI) opportunity.

Note: For more information on the “Committee’s Oversight and Processes” and “Factors Influencing Our Pay Designs and Decision Making”, see pages 29 and 30.

2024 PROXY STATEMENT   19

Actual bonus paid at 105.4% of target: Based on the Company’s results for 2023 and the AIP performance metrics, Mr. Jenkins’ actual cash bonus (payable in first quarter 2024) totaled $1,522,503, which represents 105.4% of his target award opportunity, a level commensurate with other AIP participants including non-executive employees.

Reported value of 2023 equity grants differs from the intended target value: Despite the Committee’s approval of a $6,800,000 grant date value for Mr. Jenkins’ 2023 LTI award, representing a 3% increase over the previous three years, the reported value in the 2023 Summary Compensation Table (page 32) and Grants of Plan-Based Awards Table (page 33) is $8,826,424. This discrepancy primarily arises from changes in share price and valuation methods mandated for SEC reporting under FASB ASC Topic 718. This variance stems from two main factors:

·

Determining number of shares: The Committee-approved targeted grant date value was converted into restricted stock units and performance stock units by dividing it by the average high/low Murphy stock price on the grant date.

·

Accounting for performance units with total shareholder return (“TSR”) condition: SEC rules necessitate reporting the grant date fair value of Mr. Jenkins’ LTI awards using a Monte Carlo simulation method under FASB ASC Topic 718. This method differs from the Committee’s approach in setting intended targeted grant date values. As a result, reported values may deviate from approved grant date values.

In aggregate, Mr. Jenkins’ TTDC for 2023 was $9,314,500, which is an approximate 2.9% increase in total compensation from his 2022 level of $9,044,000.

	Base Salary	Annual Incentive	Equity Incentives
Target Compensation	✓	Target opportunity	Approved LTI target value of awards granted during each year
Realizable Compensation1	✓	Actual bonus paid	Value of awards granted during each year based on year-end stock price
[1]	Realizable compensation for 2019, 2020 and 2021 includes the year-end value of performance units adjusted for actual performance over the full three-year performance period.

Note: The amounts reflected above may differ from the amounts required to be reported by SEC rules and direct investors to see the Summary Compensation Table for additional information on the compensation amounts required to be reported for the NEOs for 2023 pursuant to SEC rules.

20   MURPHY OIL CORPORATION

What major pay changes did we make in 2023?

None. Our focus was on stability—no sudden, too frequent or troubling changes:

·	No big new grants or sudden pay increases [unaligned with performance]

·	No novel new metrics or pay categories

·	No lowering of performance targets or use of discretion to increase realized amounts

·	No change to our pay or engagement calendars or practices

2024 PROXY STATEMENT   21

Pay Elements: What We Designed, Targeted and Paid

2023 Compensation Structure

·	NEO compensation is targeted in the middle range of our competitive market

·	Annual bonus is tied to pre-determined financial and operational performance goals

·

LTIs are comprised of performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) delivered via awards that are performance-based in both absolute and relative terms

·	In combination with base salary, our incentive compensation programs provide a majority of NEO compensation in a form that is at-risk and performance-based:

	CEO	Other NEOs (Average)

Portion of cash compensation (salary + target bonus) that is based on annual performance goals	57%	46%

Portion of TTDC that is tied to specific performance criteria	70%	59%

Portion of TTDC that is based directly on long-term growth in value per share	73%	61%

Portion of TTDC at risk for financial performance, stock price performance, and continued employment	89%	79%

2023 Peer Group

As recommended by Meridian, we use the same group of comparator peer companies for 2023 compensation and TSR assessments, except for adjustments due to mergers, acquisitions and bankruptcies, as follows:

	Valuation		Total Shareholder Return			Returns

Company	Market Cap ($BN)	EV ($BN)	1 Yr.	3 Yr.	10 Yr.	Dividend Yield

APA Corporation (APA)	$11.0	$17.7	(21.2%)	165.3%	(49.4%)	2.8%

Callon Petroleum Company (CPE)	$2.2	$4.1	(12.6%)	146.2%	(50.4%)	0.0%

Coterra Energy, Inc. (CTRA)	$19.2	$20.9	8.9%	90.0%	(14.8%)	4.6%

Devon Energy Corporation (DVN)	$29.0	$34.9	(21.9%)	249.5%	2.7%	6.3%

Hess Corporation (HES)	$44.3	$52.2	2.9%	183.8%	104.9%	1.2%

Kosmos Energy Ltd. (KOS)	$3.1	$5.3	5.5%	185.5%	(37.1%)	0.0%

Marathon Oil Corporation (MRO)	$14.1	$19.4	(9.3%)	278.2%	(19.4%)	1.8%

Matador Resources Company (MTDR)	$6.8	$9.2	0.6%	381.7%	211.7%	1.4%

Ovintiv Inc. (OVV)	$12.0	$19.1	(10.9%)	225.5%	(40.1%)	2.7%

Range Resources Corporation (RRC)	$7.3	$9.0	23.0%	361.9%	(62.1%)	1.1%

SM Energy Company (SM)	$4.5	$5.7	13.2%	547.0%	(50.6%)	1.9%

Southwestern Energy Company (SWN)	$7.2	$11.5	12.0%	119.8%	(83.3%)	0.0%

Talos Energy, Inc. (TALO)	$1.8	$3.0	(24.6%)	72.7%	N/A	0.0%

Median	$7.3	$11.5	0.6%	185.5%	(38.6%)	1.4%

Murphy Oil Corporation (MUR)	$6.6	$8.8	1.9%	279.6%	(7.5%)	2.6%

Percentile	33%ile	33%ile	55%ile	75%ile	77%ile	74%ile

22   MURPHY OIL CORPORATION

For reasons listed above in setting our 2023 peer group, we removed: PDC Energy, Inc. and CNX Resources Corporation. For purposes of calculating TSR metric performance for PSU awards, for merged or acquired companies, the TSR will continue to be tracked by the value of successor company shares into which they were converted.

In addition to these peers, the Committee uses Meridian and Mercer U.S. Energy 27 Compensation Survey information to determine competitive market pay levels for the NEOs. The Committee also reviews a special analysis of the competitive pay levels of the Company’s peer group in establishing pay levels for the CEO and NEOs.

Base Salary

·	Our starting point is the median, or 50th percentile of the competitive market pay

·	We adjust this target both higher and lower based on each NEO’s duties and responsibilities, prior experience, job performance, company performance, job and company tenure, and marketplace trends

In February 2023, the Committee approved these adjustments in each NEO’s base salary from the 2022 base. These adjustments, as well as information regarding each NEO’s base salary over the last five fiscal years, are set forth in the table below. Our CEO’s base salary continues to remain below pre-pandemic levels:

	2023	2022	2021	April 2020	February 2020	2019

Roger W. Jenkins	$1,070,000	$1,040,000	$1,000,000	$866,125	$1,332,500	$1,332,500

Thomas J. Mireles	$575,000	$500,000	$400,000	$323,825	$431,766	$423,300

Eric M. Hambly	$618,000	$600,000	$575,000	$490,000	$550,515	$514,500

E. Ted Botner	$490,900	$467,500	$425,000	$375,000	$418,620	$410,410

Daniel R. Hanchera	$430,600	$418,000	$400,000	$314,085	$418,779	$410,568

Annual Incentive Plan or Bonus

·

AIPs are designed to attract, retain, and reward NEOs with competitive incentive opportunities that reward sustainable, safe and profitable performance, that benefits our stakeholders, and contributes to long-term value growth for our shareholders

·	Our starting point for each NEO’s AIP is the 50th percentile of market pay levels

The Committee maintained the 2023 annual incentive target for each NEO at the same percentage as 2022:

Roger W. Jenkins	135%

Thomas J. Mireles	90%

Eric M. Hambly	90%

E. Ted Botner	80%

Daniel R. Hanchera	75%

2024 PROXY STATEMENT   23

For 2023, the AIP’s performance metrics and weightings were:

Metric	Weighting		Rationale

FINANCIAL

Return on Average Capital Employed (ROACE)[1] AIP Free Cash Flow (FCF)[2] Lease Operating Expense (LOE)/BOE[3] General and Administrative (G&A) Expense[4]	25 25 15 15	% % % %	These financial goals focus on cost management, financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment.

SUSTAINABILITY Safety	20%[5]

Total Recordable Incident Rate (TRIR)[6]			The health and safety of the Company’s employees and contractors is important to the Company. Inclusion of a safety metric reflects the Company’s emphasis on safe operations by both employees and contractors.

Environmental

Spill Rate[7]			Inclusion of a spill metric reflects the Company’s commitment to environmentally sound operations, including asset integrity.

Greenhouse Gas (GHG) Emissions Intensity			Inclusion of a GHG metric reflects the Company’s commitment to environmental stewardship and sustainability.
1

ROACE is calculated by dividing the Company’s EBITDA for fiscal year 2023 by the sum of the opening plus closing Capital Employed (total equity + total long-term debt + total short-term debt) divided by two (EBITDA/ACE). EBITDA and ACE may be adjusted for items which affect the representation of EBITDA to underlying performance, e.g. unrealized mark to market movements on commodity hedging.

2

AIP Free Cash Flow, for the purpose of compensation, is an internal management metric and is calculated as “accrual basis” operating cash flow less “value of work done” capital expenditures and may be adjusted for certain items to ensure fair comparability to target.

3

A barrel of oil equivalent (BOE) is a term used to summarize the amount of energy that is equivalent to the amount of energy found in one barrel of crude oil. One barrel of oil is generally deemed to have the same amount of energy content as 6,000 cubic feet of natural gas.

4

General and Administrative Expense is a management metric for the purpose of compensation to incentivize overhead cost management. It includes certain cash controllable overhead costs and excludes certain short-term and long-term incentive costs.

5	Individual metrics are evenly weighted.
6	Defined as the combined number of incidents for both contractors and employees worldwide per 200,000 work hours. The lower the result, the better the performance.
7

Defined as the hydrocarbon spill volume, as defined under International Association of Oil & Gas Producers (IOGP), greater than one barrel per million BOEs produced. Like TRIR, the lower the spill rate, the better our environmental performance.

PERFORMANCE TARGETS AND GOAL-SETTING PROCESS

The Company maintains its annual incentive program for NEOs and other executives and key employees under the Company’s Annual Incentive Plan (the “2023 AIP”). The Committee considered several factors in setting target performance levels for performance metrics under the 2023 AIP, including the operational and macroeconomic environment in which we operated during 2023. Specifically, target performance metrics were calibrated based upon the following considerations:

·

Commodity price environment: The estimated impact of lower oil and natural gas prices on the Company’s business in 2023, which lead to lower EBITDA/ACE. In 2022, we saw unusually high oil prices which were not expected to continue in 2023.

·

Macroeconomic environment: The estimated impact of inflation on the Company’s business in 2023, due to which the oil and gas industry, and hence the Company, observed higher costs for goods and services used in exploration and production operations.

·

Strategic and operating plan for 2023: Target performance metrics were also determined following an assessment of the Company’s planned activities for the year. These activities for 2023 included an increased focus on production from offshore assets which have a higher LOE cost than onshore assets due to the higher expense of platform facilities.

Considering these factors and to ensure that our 2023 AIP continued to appropriately incentivize our executives to maximize shareholder value, the Committee determined it was appropriate to set 2023 AIP performance targets for G&A expense at $175 million and LOE/BOE at $10.94. The 2023 targets for these metrics were more rigorous than the 2022 metrics, given the significant impact of inflationary pressures in 2023 and our planned focus on more capital-intensive offshore assets for the year.

24   MURPHY OIL CORPORATION

The Committee set the GHG emissions performance target for 2023 at the same challenging level as the 2022 target reflecting our continued commitment to achieve our long-term climate goals.

The following table summarizes the performance metrics, respective weighting of performance metrics, threshold, target and maximum performance levels and weighted performance scores based on actual performance, used in determining each NEO’s annual incentive award for 2023. Based on the Company’s 2023 performance versus the goals originally established in February 2023, the 2023 AIP generated a payout of 105.4% of target for the NEOs.

2023 AIP Metrics and Results

Metric	Weighting	Threshold	Target	Maximum	Actual Result	Payout Achieved	Weighted Payout

FINANCIAL

EBITDA/ACE	25%	24.0%	29.5%	35.1%	28.3%	89%	22.3%

AIP Free Cash Flow	25%	$755 MM	$1,115 MM	$1,475 MM	$1,027.8	88%	22.0%

G&A	15%	$184 MM	$175 MM	$166 MM	$171.9	134%	20.2%

LOE/BOE	15%	$12.03	$10.94	$9.85	$10.94	100%	15.0%

SUSTAINABILITY[1]	20%[1]

TRIR		0.41	0.33	0.00	0.28	115%	7.7%

Spill Rate (bbls per MMBOE)		4.0	2.3	0.0	3.2	74%	4.9%

GHG Emissions Intensity		14,000	12,250	10,600	10,435	200%	13.3%

Total							105.4%
1	Individual metrics are evenly weighted.

2023 AIP payouts are set forth in the table below:

Named Executive Officer	2023 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Award (Base Salary Multiplied by Target Bonus Percentage)	Earned Award (105.4% of Target)

Roger W. Jenkins	$1,070,000	135%	$1,444,500	$1,522,503

Thomas J. Mireles	$575,000	90%	$517,500	$545,445

Eric M. Hambly	$618,000	90%	$556,200	$586,235

E. Ted Botner	$490,900	80%	$392,720	$413,927

Daniel R. Hanchera	$430,600	75%	$322,950	$340,389

2024 PROXY STATEMENT   25

Long-term Incentive Compensation

Plan and grant amounts. Our 2020 Long-Term Incentive Plan (“2020 LTI Plan”) enables us to adapt to changing opportunities and circumstances by authorizing a variety of LTI awards including, in addition to our RSUs and PSUs:

·	stock options

·	stock appreciation rights

·	performance shares

·	phantom units

·	dividend equivalents

·	other stock-based incentives

The goal of our LTI program is to align management and directors with owners to grow long-term value per share.

The Company granted 908,380 shares as full value awards in 2023; this was 0.59% of our shares outstanding. This leaves 2,115,598 shares available for future awards as of December 31, 2023, under the 2020 LTI Plan.

	2023	2022	2021	2020	2019

PSUs granted	409,160	595,700	1,156,800	999,700	957,600

RSUs granted	499,220	343,400	385,600	340,600	327,900

Total shares granted	908,380	939,100	1,542,400	1,340,300	1,285,500

·	Our starting point for annual LTI grants is the mid-range of competitive market pay

·	Mid-range levels are then adjusted to reflect company and individual performance, internal equity and fairness, number of grant shares available and grants’ potential dilutive effects

·	In 2023, LTI awards of 75% PSUs and 25% RSU were awarded to Messrs. Jenkins, Mireles and Hambly. LTI grants of 60% PSUs and 40% RSU were awarded to Messrs. Botner and Hanchera as follows:[1],[2]

	RSUs	PSUs

Roger W. Jenkins	39,290	117,870

Thomas J. Mireles	13,290	39,860

Eric M. Hambly	13,290	39,860

E. Ted Botner	12,020	18,030

Daniel R. Hanchera	7,400	11,090

[1]	Grant date fair values are listed in the 2023 Grants of Plan-Based Awards Table
[2]	Time-based and Performance-based RSU awards generally vest on the third anniversary of the award’s grant date, subject to continued service through such date

26   MURPHY OIL CORPORATION

Our RSUs

Our RSUs’ ultimate value depends on our stock price performance, not just the passage of time.

RSUs generally vest on the third anniversary of their grant date.

·	Dividend equivalents accumulate during the performance period and pay out only if the underlying RSUs vest

·	RSUs do not convey voting rights

Our PSUs

80% of the number of PSU shares earned is based on the Company’s TSR percentile ranking over a 3-year performance measurement period (“PMP”) compared to our Peer Group, as follows, with maximum payout requiring performance at the 90th percentile or higher.

·	Payout percentages will be interpolated for points between threshold and maximum

·	Payout capped at target if absolute TSR is negative over the PMP

We determine TSR by adding stock price appreciation (or reduction) per share and any dividends per share assumed to be reinvested during the PMP and dividing the total by the beginning stock price per share.

·	For this calculation, the beginning and ending stock prices are the averages of the closing stock prices for the month immediately preceding the last month of the PMP.

·

The number of shares granted, issued, retainable and/or vested under a PSU award on account of personal or financial performance, may, to the extent specified in the applicable award agreement, be reduced at the Committee’s sole discretion.

20% of our 2023 PSUs are measured by ROACE. This is based on dividing the Company’s cumulative EBITDA divided by ACE (as defined above) for the PMP as follows:

·	ROACE below 9.9%: payout at 0% of target

·	ROACE at 9.9% threshold: payout at 50% of target

·	ROACE at 12.4% target: payout at 100% of target

·	ROACE at 14.9% or above, maximum: payout at 200% of target

2024 PROXY STATEMENT   27

The following summarizes, for each NEO, (a) PSUs granted in 2021, (b) PSUs earned1 and (c) PSU payouts as a percent of target, based on the approved 2021 peer group for the 2021-2023 PMP. The Committee, in accordance with the individual award cap under the 2020 LTI Plan, limited the CEO’s payout to the target level.

	PSUs Granted in 2021	PSUs Earned		PSU Payouts as a Percent of Target

Roger W. Jenkins	375,000	375,000	[2]	100.00%[2]

Thomas J. Mireles	62,000	107,756		173.80%

Eric M. Hambly	129,700	225,419		173.80%

E. Ted Botner	62,000	107,756		173.80%

Daniel R. Hanchera	45,100	78,384		173.80%

Employee Benefits

The values we place on fairness and inclusion are reflected in our NEOs being eligible for the same usual and customary employee benefits available to all of our employees including:

·	Thrift savings 401(k)

·	Life insurance

·	Accidental death and dismemberment insurance

·	Medical and dental insurance

·	Vision insurance

·	Long-term disability insurance

·	Company-sponsored pension plan

We also provide an unfunded Supplemental Executive Retirement Plan or SERP for those highly compensated employees who are restricted by tax law from otherwise fully participating in qualified pension and defined contribution (thrift) plans. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts. We offer no other deferred compensation alternatives to our NEOs.

No perquisites have been granted to NEOs and therefore also no tax gross ups on perquisites. The CEO’s years of pension service are based on actual plan service with no additional years credited.

[1]	Excluding dividends
[2]

The 2020 LTIP sets a cap on awards granted to an individual in a calendar year at 500,000 shares. Pursuant to the terms of the award under the 2020 LTIP, this award was limited to the target level such that, when combined with the 125,000 RSUs awarded in 2021, Mr. Jenkins’ 2021 equity awards resulted in the issuance of 500,000 shares

28   MURPHY OIL CORPORATION

Compensation Oversight and Processes

Our Compensation Committee1:

Oversees and approves NEO compensation · The Committee typically reviews and takes action on compensation matters at its February meeting

Reviews and approves corporate goals and objectives relevant to NEO compensation and performance

Assesses compensation-related risks

·  By using a report on the topic provided by Meridian

·  By assessing and concluding that identified risks

·  are not reasonably likely to have material adverse effects on the Company

·  were within the Committee’s ability to manage and monitor

Evaluates our CEO’s performance and determines CEO compensation based on this evaluation

Considers the performance evaluations and recommendations of the CEO to evaluate the other NEOs

Administers and recommends to the Board for review and approval the Company’s incentive and equity-based compensation plans

Reviews and approves equity grants made pursuant to such approved plans

Reviews and monitors equity grants for purposes of compliance with the [500,000 share] cap on awards granted to a single individual during any calendar year, as well as other plan terms and conditions

Takes into account Section 162(m) of the Internal Revenue Code of 1986, as amended, that generally limits the tax deductibility of compensation paid to certain NEOs to $1MM annually. However, the Compensation Committee has flexibility to pay compensation it believes most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section 162(m).

Periodically reviews the Company’s human capital management strategies, policies and procedures and makes recommendations to the Board concerning them

Has sole authority to retain and terminate any compensation consultant it uses to assist in its evaluation of director, CEO or senior executive compensation

·  The Committee retained Meridian as its consultant

·  Meridian attended 5 Committee meetings in 2023, providing expert information, analysis and recommendations regarding executive and director compensation

·  Meridian did not provide any other consulting services to the Committee or the Company

·  Meridian provided full disclosure of its relationships to the Company in a letter to the Committee

·  These were aligned with the SEC’s Consultant Independence Factors and Meridian’s own Independence Policy

·  These enabled the Committee to determine there are no business or personal relationships between Meridian and the Committee’s members or the Company’s Executive Officers that may create a conflict of interest impairing Meridian’s ability to provide independent advice to the Committee

Has sole authority to approve such consultants’ fees and other retention terms

·  The Committee evaluates annually the performance of any compensation consultants it uses

·  All Meridian invoices were approved by the Committee Chair prior to payment

Can access advice and assistance from internal or external legal, accounting, or other professionals

·  In 2023, Meridian provided the Committee, inter alia, with an analysis of general industry, oil and gas industry and comparator company trends and compensation data

[1]	See prior sections on how the Committee is comprised, governs and is governed

2024 PROXY STATEMENT   29

Factors Influencing Our Pay Designs and Decision Making

✔	Peer benchmarking, survey data and input from our independent consultant Meridian inform NEO total direct compensation opportunities

✔	Incorporation of risk if performance objectives are not achieved

✔	Rewards for both near-term and long-term success

✔	We cast a wide net for investor input

·	Outreach to shareholders holding ~60% shares outstanding

·	Meetings with shareholders representing ~40% shares outstanding

·	97% support for 2023 say on pay advisory vote

✔	Responsiveness to investor input including these updates in recent years:

·	Moved to single peer group for compensation and performance

·	Added double-trigger equity acceleration to change in control

·	Added reputational harm trigger to supplemental clawback policy

·	Added GHG Emissions Intensity metric to AIP

·	Added General and Administrative Expense metric to AIP

·	Removed Production metric from AIP

·	Added Free Cash Flow metric to AIP

·	Decreased emphasis on volume-based metrics in AIP

·	Increased emphasis on ESG and financial metrics in AIP

·	Moved to 3-year performance period for PSUs

·	PSU payout capped at target if TSR negative

·	Added Return on Average Capital Employed (ROACE) metric to PSU program

✔	Best practice pay governance

·

Our Stock Ownership Guidelines require our executives, and directors, to hold shares of common stock with a value equal to the specified multiples of base salary indicated below. This program assists in focusing executives on long-term success and shareholder value. Shares owned outright, time-based restricted shares, and shares held through employee benefit plans, are counted towards this requirement. Unearned performance shares and unexercised stock options are not counted toward this requirement. Newly hired and promoted executives have five years to satisfy the requirements and must hold all shares received upon vesting of equity awards (net of shares withheld to pay taxes) until the requirements are met. During 2023 all directors and NEOs were in compliance with the Company’s stock ownership guidelines requiring:

·	5x annual retainer for Company directors
·	6x base salary for CEO
·	3x for EVPs
·	2x for SVPs
·	1x for VPs

·	Consistent timing of annual equity grants, at February Committee meeting except new hires

·	Best practice insider trading policy

·	Directors, officers and employees must get and affirm clearance in writing before trading Company stock during open periods

·

Updated 10b5-1 plan provides 90-day cooling off period after plan adoption or amendment that extends to two business days after the filing of the form 10-Q or Form 10-K for the relevant fiscal quarter if later

·

Maintain a mandatory clawback policy intended to comply with the Dodd-Frank Act. In addition, we maintain a supplemental clawback policy which allows for the recovery of equity and cash incentive-based compensation from our NEOs under certain circumstances, including in the event of a financial restatement or actions causing reputational harm

·	No NEO employment agreements, except Severance Protection Agreements in case of a qualifying termination occurring within 24 months of a change in control

·	Equity awards granted and cash severance benefits are subject to double trigger change in control provisions if a qualifying termination occurs within 24 months of a change in control

·	No NEO tax gross ups

·	No dividend payments on unearned performance or time-based awards. Dividends that accrue during the relevant performance or service period will be paid solely to the extent the underlying award vests

·

Directors and officers may not pledge Company securities including the purchase of securities on margin or holding Company securities in a margin account until they have met their applicable stock ownership target. Any pledging of shares must comply with applicable law and be disclosed to the Company in advance

·

Company directors, officers and employees are prohibited from engaging in any hedging transactions, including any involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives that are designed to hedge or speculate on any change in the market value of the Company’s securities

·	No NEO received any perquisites or special executive benefits in 2023

·	No spring-loading of equity grants or other equity grant timing designed to enable NEOs to take advantage of material non-public information

30   MURPHY OIL CORPORATION

 Compensation Committee

 Report

As members of Murphy’s Compensation Committee we have kept our pay designs, targets, metrics and awards tightly tied to our strategic goals of debt reduction, reinvestment of 40% of our operating cash flow, allocating capital to high return opportunities, and building and maintaining structures and practices that protect and enhance our resilience in a rapidly changing sector.

We believe that these considerations together reflect a strong alignment between our economic outcomes, our Company’s priorities and our approaches to pay. The Compensation Committee has reviewed and discussed with management the foregoing CD&A. Based on the review and discussions, we have recommended to our Board of Directors that this CD&A be included in the Company’s proxy materials and now ask for your voting support.

COMPENSATION COMMITTEE

Laura A. Sugg (Chair)

Jeffrey W. Nolan

Robert N. Ryan, Jr.

2024 PROXY STATEMENT   31

 Executive Compensation

Tabular Information for Named Executive Officers

Further information with respect to the Named Executive Officers is set forth in the following tables:

2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Roger W. Jenkins Chief Executive Officer	2023	1,067,512	–	8,826,424	1,522,503	1,779,732	65,670	13,261,841
	2022	1,036,678	–	10,174,740	2,169,180	–	63,820	13,444,418
	2021	988,856	–	7,549,063	1,950,904	477,905	414,284	11,381,012

Thomas J. Mireles Executive Vice President and Chief Financial Officer	2023	568,762	–	2,984,969	545,445	386,256	35,745	4,521,177
	2022	475,014	–	2,879,692	695,250	–	30,039	4,079,995
	2021	393,661	–	1,248,522	425,556	–	24,429	2,092,168

Eric M. Hambly President and Chief Operating Officer	2023	616,515	–	2,984,969	586,235	329,986	38,610	4,556,315
	2022	597,931	–	3,549,453	834,300	–	37,495	5,019,179
	2021	567,929	–	2,610,559	743,991	–	34,885	3,957,364

E. Ted Botner Executive Vice President, General Counsel and Corporate Secretary	2023	488,958	–	1,610,176	413,927	847,137	30,921	3,391,119
	2022	463,964	–	2,003,588	577,830	–	29,341	3,074,723
	2021	420,841	–	1,248,522	482,879	40,730	35,570	2,228,542

Daniel R. Hanchera[5] Senior Vice President	2023	429,555	–	990,685	340,389	393,557	26,678	2,180,864
	2022	416,505	–	1,232,261	484,358	–	26,339	2,159,463
1

The restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K report”). Performance-based restricted stock unit awards are subject to performance-based conditions and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. The performance-based restricted stock unit awards vest three years from the date of grant if performance conditions are met. Time-based restricted stock unit awards vest three years from the date of grant and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. There is no assurance that the value realized by the executive will be at or near the value included herein. Amounts shown relating to performance-based restricted stock unit awards were calculated based on the probable outcome of performance conditions as of the grant date, which was the target level. For the 2023 grant, if the maximum payout were shown for the performance-based restricted stock units, the amounts reported would be: $15,952,844 for Mr. Jenkins, $5,394,904 for Mr. Mireles, $5,394,904 for Mr. Hambly, $2,700,270 for Mr. Botner, and $1,661,187 for Mr. Hanchera.

2

Reflects payments under our annual incentive program awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.

32   MURPHY OIL CORPORATION

3

The amounts shown in this column reflect the annual change in accumulated benefits under the Murphy Oil Supplemental Executive Retirement Plan (see the 2023 Pension Benefits Table below for more information). Also, there are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings (see the 2023 Non-qualified Deferred Compensation Table below for more information). Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column.

4	The total amounts shown in this column for 2023 consist of the following:

Mr. Jenkins: $64,050—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Mireles: $34,125—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Hambly: $36,990—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Botner: $29,337—Company contributions to defined contribution plans; $1,584—Benefit attributable to Company-provided term life insurance policy; and

Mr. Hanchera: $25,773—Company contributions to defined contribution plans; $905—Benefit attributable to Company-provided term life insurance policy.

5	Mr. Hanchera was not a NEO in 2021; therefore, his compensation is not disclosed for that year.

2023 Grants of Plan-Based Award Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2,3]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3,4] (#)	Grant Date Fair Value of Stock and Option Awards[5] ($)

Roger W. Jenkins		722,250	1,444,500	2,889,000	—	—	—	—	—
	1/31/2023	—	—	—	47,150	94,300	188,600	—	5,701,378
	1/31/2023	—	—	—	11,785	23,570	47,140	—	1,425,042
	1/31/2023	—	—	—	—	—	—	39,290	1,700,004

Thomas J. Mireles		258,750	517,500	1,035,000	—	—	—	—	—
	1/31/2023	—	—	—	15,945	31,890	63,780	—	1,928,069
	1/31/2023	—	—	—	3,985	7,970	15,940	—	481,866
	1/31/2023	—	—	—	—	—	—	13,290	575,033

Eric M. Hambly		278,100	556,200	1,112,400	—	—	—	—	—
	1/31/2023	—	—	—	15,945	31,890	63,780	—	1,928,069
	1/31/2023	—	—	—	3,985	7,970	15,940	—	481,866
	1/31/2023	—	—	—	—	—	—	13,290	575,033

E. Ted Botner		196,360	392,720	785,440	—	—	—	—	—
	1/31/2023	—	—	—	7,210	14,420	28,840		871,833
	1/31/2023	—	—	—	1,805	3,610	7,220		218,261
	1/31/2023	—	—	—	—	—	—	12,020	520,083

Daniel R. Hanchera		161,475	322,950	645,900	—	—	—	—	—
	1/31/2023	—	—	—	4,435	8,870	17,740	—	536,280
	1/31/2023	—	—	—	1,110	2,220	4,440	—	134,221
	1/31/2023	—	—	—	—	—	—	7,400	320,184
1

Threshold and maximum awards are based on the provisions in our annual incentive program. Actual awards earned can range from 0-200% of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2023 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. For more information on the AIP, see the “Compensation Discussion and Analysis” section above. Pursuant to the terms of the AIP, the maximum annual bonus which may be paid is $4,000,000.

2024 PROXY STATEMENT   33

2	Threshold and maximum awards are based on the provisions of the applicable PSU award agreements. The payout percentage for TSR units and ROACE units will range between 0-200%.

3

Pursuant to the terms of the award under the 2020 LTIP, the aggregate number of shares allowable for issuance to an individual with respect to awards granted in a single calendar year is 500,000 shares.

4	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.

5

The grant date value for the RSUs is computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the 2023 Form 10-K report. The grant date fair value of the Company’s performance-based restricted stock units is determined using a Monte-Carlo valuation model, as further described in Note J to the consolidated financial statements included in the 2023 Form 10-K report based on the probable outcome of the performance goals as of the grant date.

2023 Outstanding Equity Awards at Fiscal Year-End Table: Stock Awards

Name	Number of Shares or Units of Stocks That Have Not Vested[1,2] (#)	Market Value of Shares or Units of Stocks That Have Not Vested[2,3,4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[1,3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested[3,4] ($)

Roger W. Jenkins	601,583	25,663,547	304,750	13,000,640

Thomas J. Mireles	120,547	5,146,816	95,774	4,085,737

Eric M. Hambly	220,595	9,410,596	104,999	4,479,271

E. Ted Botner	113,158	4,827,311	54,688	2,333,010

Daniel R. Hanchera	79,545	3,393,375	33,617	1,434,086
1	Includes accrued in-kind dividend equivalents on time-based and performance-based restricted stock units.

2	Generally, time-based restricted stock units vest on the third anniversary of the date of grant.

3	Performance-based restricted stock units vest if the Company achieves specific performance objectives at the end of the three-year performance period.

4

The performance-based restricted stock units are reflected at the target performance level and the value was determined based on a December 29, 2023 closing stock price of $42.66 per share. The payout percentage for PSUs will range between 0-200%.

The table below shows the number of shares of the Company’s common stock acquired during 2023 upon the vesting of stock awards granted to the NEOs in previous years.

2023 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Roger W. Jenkins	—	—	292,314	12,523,835

Thomas J. Mireles	—	—	54,601	2,305,174

Eric M. Hambly	—	—	99,434	4,221,375

E. Ted Botner	—	—	24,304	1,041,252

Daniel R. Hanchera	—	—	30,381	1,301,609
1

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date. The total value realized for RSU and PSU awards vested in 2023 includes the gross PSU vesting value of $43.2681 per share on January 31, 2023, RSU vesting value of $42.0850 on February 3, 2023. For Mr. Mireles and Mr. Hambly, the total value realized also includes the gross RSU vesting value of $41.3850 on February 6, 2023.

34   MURPHY OIL CORPORATION

2023 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	22.208	1,247,622	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	22.208	14,775,128	—

Thomas J. Mireles	Retirement Plan of Murphy Oil Corporation	18.417	475,903	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	18.417	854,515	—

Eric M. Hambly	Retirement Plan of Murphy Oil Corporation	17.250	391,774	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	17.250	1,043,304	—

E. Ted Botner	Retirement Plan of Murphy Oil Corporation	22.250	1,079,235	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	22.250	2,098,855	—

Daniel R. Hanchera	Retirement Plan of Murphy Oil Corporation	16.922	865,914	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	16.922	1,354,671	—

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (“SERP”) is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (“FAP”) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years). The formula used to calculate the annual cash balance credit benefit is: eligible compensation (base salary earnings plus annual incentive bonus) times a percentage based on total points at January 1 each year. Total points are the sum of age and service at January 1 for each participant. Cash balance credits are accumulated with interest annually at the 10-year treasury rate.

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Jenkins’ average compensation was $3,535,297; Mr. Mireles’ $880,001; Mr. Hambly’s $1,169,190; Mr. Botner’s $837,937; and Mr. Hanchera’s $737,937.

The estimated credited years of service used are as indicated in the table.

Effective with the spin-off of MUSA on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Three of the five NEOs continue to accrue benefits in this plan, however, two NEOs and certain Murphy employees’ benefits under the U.S. FAP plan were frozen at that time, as it relates to service. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula.

The following assumptions were used in determining the present value amounts at December 31, 2023.

·	Discount Rate—5.15% (Murphy Oil Corporation Qualified Retirement Plan); 5.16% (Murphy Oil Corporation Non-Qualified Supplemental Executive Retirement Plan)

·

Mortality Table (Qualified—Retirement Plan and Non-Qualified Supplemental Executive Retirement Plan for Murphy Oil Corporation)— Pri-2012 sex-distinct, retiree tables with a no-collar adjustment and projected generational mortality improvements based on the MMP-2021 scale

·

Interest Rate (with respect to the accrual of benefits under the cash balance formula)—applied to account balances based on the larger of the annual yield on 10-year U.S. Treasuries constant maturities for the month of December in the prior plan year, or 3.62%

2024 PROXY STATEMENT   35

2023 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Roger W. Jenkins	105,600	44,250	685,317	—	4,098,437

Thomas J. Mireles	17,312	14,325	47,948	—	284,613

Eric M. Hambly	100,800	17,190	307,456	—	1,770,198

E. Ted Botner	50,843	9,537	47,249	—	883,366

Daniel R. Hanchera	76,296	5,973	232,244	—	1,913,839
1	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2023 Summary Compensation Table.

2	The registrant contributions in the last fiscal year have been included in “All Other Compensation” column for the Named Executive Officer in the 2023 Summary Compensation Table.

3

The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.

The purpose of the Murphy Oil Corporation 401(k) Plan, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the SERP is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified 401(k) Plan.

The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6%. All employees are allowed to contribute on a pre-tax basis up to 25% of their eligible pay. The table above represents amounts deferred under the SERP for 2023.

2023 Potential Payments Upon Termination or Change in Control Table

Since 2019, long-term incentive grants made to the CEO and the six executive officers reporting directly to the CEO, including the other NEOs, will only accelerate and become vested upon a double-trigger termination, which requires (i) a change in control transaction and (ii) an involuntary termination of the executive’s employment by the Company other than for “Cause” or “Disability” or a termination by the executive for “Good Reason”. In addition, pursuant to the Severance Protection Agreements described below, the Company provides competitive cash severance compensation should the CEO or the other NEOs be terminated in connection with a change in control by the Company other than for cause or disability or by the executive for good reason.

In 2013, Mr. Jenkins entered into a Severance Protection Agreement which provides for the payment of severance benefits in a lump sum equal to three times the sum of Mr. Jenkins’ base salary and his average annual bonus over the three fiscal years prior to his termination. Mr. Jenkins’ Agreement was revised in 2019 to include the provisions regarding the double-trigger vesting treatment of long-term incentives described above.

In 2019, the Company entered into Severance Protection Agreements with Mr. Hambly and Mr. Mireles. In 2020 and in 2022, the Company entered into a Severance Protection Agreement with Mr. Botner and Mr. Hanchera, respectively. Each agreement has an initial term of three years, and will automatically be extended for successive one-year periods unless either party provides 90 days prior written notice to not extend the term.

The Severance Protection Agreements with the NEOs, other than Mr. Jenkins, provide that if, within twenty-four months following a change in control, the Company terminates the NEO’s employment for any reason other than for cause or disability, or the NEO resigns for good reason (as such terms are defined in the agreements), the NEO will be entitled to the following severance benefits:

·

a lump sum cash payment equal to two times (or three times for Mr. Mireles) the sum of (i) the NEO’s annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90-day period before the change in control) and (ii) the average of the NEO’s annual bonus for the three years prior to the termination (or if greater, the three full fiscal years prior to the change in control);

36   MURPHY OIL CORPORATION

·	full vesting of all outstanding equity awards;

·	continued life, accident and health insurance coverage for the 30-month period following termination (or the 36-month period following termination for Mr. Mireles); and

·	certain relocation benefits.

The NEOs, including the CEO, are not entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a change in control and severance benefits resulting from a subsequent termination of employment and will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a termination of their employment that occurs following a change in control.

The following table presents estimated amounts that would have been payable to the applicable NEO if the described event had occurred on December 31, 2023:

Name	Category	Normal Termination ($)[1]	Change of Control ($)
Roger W. Jenkins	Severance	—	8,852,587
	Non-equity compensation[2]	1,522,503	1,522,503
	Unvested & Accelerated[3]
	Performance-Based Restricted Stock Units	15,997,500	28,998,140
	Time-Based Restricted Stock Units	9,666,047	9,666,047
	Retirement Plan[4]	1,243,416	1,243,416
	Total	28,429,466	50,282,693
Thomas J. Mireles	Severance	—	3,391,251
	Non-equity compensation[2]	545,445	545,445
	Unvested & Accelerated[3]
	Performance-Based Restricted Stock Units	2,838,542	6,924,279
	Time-Based Restricted Stock Units	2,308,274	2,308,274
	Retirement Plan[4,5]	—	—
	Total	5,692,261	13,169,249
Eric M. Hambly	Severance	—	2,679,018
	Non-equity compensation[2]	586,235	586,235
	Unvested & Accelerated[3]
	Performance-Based Restricted Stock Units	5,938,046	10,417,317
	Time-Based Restricted Stock Units	3,472,550	3,472,550
	Retirement Plan[4,5]	—	—
	Total	9,996,831	17,155,120
E. Ted Botner	Severance	—	1,964,891
	Non-equity compensation[2]	413,927	413,927
	Unvested & Accelerated[3]
	Performance-Based Restricted Stock Units	2,838,542	5,171,552
	Time-Based Restricted Stock Units	1,988,769	1,988,769
	Retirement Plan[4]	285,420	285,420
	Total	5,526,658	9,824,559
Daniel R. Hanchera	Severance	—	1,692,983
	Non-equity compensation[2]	340,389	340,389
	Unvested & Accelerated[3]
	Performance-Based Restricted Stock Units	2,064,810	3,498,896
	Time-Based Restricted Stock Units	1,328,565	1,328,585
	Retirement Plan[4]	190,632	190,632
	Total	3,924,396	7,051,485
1	Reflects benefits payable upon an executive’s death, disability or retirement.
2	Non-equity compensation is calculated under the terms of the Annual Incentive Plan effective January 1, 2022.

3

Reflects the accelerated vesting of LTI only in a double-trigger vesting change in control event. Restricted stock unit grants made after January 1, 2022 will only accelerate and vest on a double-trigger basis. All unvested outstanding equity awards made prior to 2022 will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. This amount includes the incremental value of the current unvested outstanding awards.

4

NEOs may receive benefits under the Company’s defined benefit pension plan upon retirement, depending on date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each NEOs’s accumulated benefit at December 31, 2023 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. As of December 31, 2023, Messrs. Jenkins, Botner and Hanchera were retirement eligible. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain. For purposes of this table, the annual payment of the monthly pension benefits is shown.

5	As of December 31, 2023, Mr. Hambly and Mr. Mireles were not eligible for retirement.

2024 PROXY STATEMENT   37

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[2]

Equity compensation plans approved by stockholders	3,037,772	N/A	2,778,384
1	Amounts in this column do not take into account outstanding restricted stock units.

2

Number of shares available for issuance includes 2,115,598 available shares under the 2020 LTI Plan and 662,786 available shares under the 2021 Stock Plan for Non-Employee Directors. Assumes each restricted stock unit is equivalent to one share.

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2023:

·	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $189,710;

·	the annual total compensation of Chief Executive officer was $13,261,841; and

·	the ratio of these two amounts was 70 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2023, our employee population consisted of 725 employees.

To identify our “median employee” from our total employee population, we compared the amount of total taxable earnings reflected in each country’s payroll records, converted to U.S. dollars. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2023 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2023 (as set forth in the above 2023 Summary Compensation Table).

Our CEO’s annual total compensation for 2023 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2023 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee”.

38   MURPHY OIL CORPORATION

Pay Versus Performance

The following table sets forth the compensation for our Chief Executive Officer (PEO) and the average compensation for our other named executive officers
(Non-PEO),
both as reported in the Summary Compensation Table, on page 32, and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2023, 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, Net Income and Return on Average Capital Employed over such years in accordance with SEC rules.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:

Year (a)	Summary Compensation Table Total for PEO 1 ($) (b)	Compensation Actually Paid to PEO 2 ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 1 ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers 2 ($) (e)	Total Shareholder Return 3 ($) (f)	Peer Group Total Shareholder Return 3 ($) (g)	Net Income (in Thousands) 4 ($) (h)	Return on Average Capital Employed 5 (%) (i)

2023	13,261,841	11,808,393	3,662,369	1,071,009	179.22	191.57	661,559	28.3%

2022	13,444,418	39,752,198	3,741,335	8,083,159	175.84	191.50	965,047	31.4%

2021	11,381,012	26,071,102	3,111,741	8,330,184	104.46	120.82	(73,664)	16.9%

2020	13,180,178	(5,712,287)	4,065,562	(1,804,274)	47.21	64.58	(1,148,777)	10.3%

1
Compensation for our PEO, Roger W. Jenkins, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs
includes the following named executive officers: (i) in 2023, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner and Daniel R. Hanchera (ii) in 2022, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner, Daniel R. Hanchera and David R. Looney, (iii) in 2021, David R. Looney, Eric M. Hambly, E. Ted Botner and Thomas J. Mireles and (iv) in 2020, David R. Looney, Eric M. Hambly, E. Ted Botner, Thomas J. Mireles, Michael K. McFadyen and Walter K. Compton.

2
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs
for 2023 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules (Item 402(v) of Regulation
S-K).
The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our non-PEOs
during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the PEO’s and our non-PEOs’
compensation for fiscal year 2023, see “Compensation Discussion and Analysis” above.

	PEO 2023	Non-PEOs 2023

Summary Compensation Table Total	13,261,841	3,662,369

Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(8,826,424)	(2,142,700)

Plus Fair Value for Awards Granted in the Covered Year	8,232,041	2,004,010

Change in Fair Value of Outstanding Unvested Awards from Prior Years	3,735,172	(2,470,580)

Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	(4,034,959)	(29,860)

Less Fair Value of Awards Forfeited during the Covered Year	—	—

Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	664,365	472,288

Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	(1,779,732)	(489,234)

Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	556,089	64,716

Compensation Actually Paid	11,808,393	1,071,009

Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date.

The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table. Service cost is calculated as the actuarial present value of benefits under all pension plans attributable to services rendered

2024 PROXY STATEMENT
39

during the applicable fiscal year. Prior service cost is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributable by the benefit formula to services rendered in periods prior to the applicable amendment.

3
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.
The peer group for purposes of this table is the S&P Oil & Gas Exploration & Production Select Industry Index (XOP), which is the same peer group as for the Shareholder Return Performance Presentation of the 2023 Form
10-K
for the year ended December 31, 2023.

4	Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.

5
The following table sets forth an u
nra
nked list of the performance measures which we view as the “most important” measures for linking our named executive officers’ compensation actually paid to Company performance, as specifically listed below. For additional details on how these measures are utilized in our compensation program to link pay with performance, see “Compensation Discussion and Analysis” above.

Performance Measure

Return on Average Capital Employed (EBITDA / ACE)
AIP Free Cash Flow ($MM)

G&A ($MM)

LOE/BOE ($/BOE)

TRIR

Spill Rate

GHG Emissions (metric ton CO 2 e per MMBOE)

40
   MURPHY OIL CORPORATION

 Our Stockholders

As of December 29, 2023, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock (as of the date of such stockholder’s Schedule 13G/A filing with the SEC):

Name and address of beneficial owner		Amount and nature of beneficial ownership[1]		Percentage

BlackRock, Inc.	55 East 52nd Street New York, NY 10055	20,444,732	[2]	13.20%

The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	16,853,110	[3]	10.91%

Dimensional Fund Advisors LP	6300 Bee Cave Road, Building One Austin, TX 78746	7,862,187	[4]	5.10%
1	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for the period ended December 29, 2023.

2

A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 19,844,172 sole voting power shares, -0- shared voting power shares, 20,444,732 sole dispositive power shares and -0- shared dispositive power shares.

3

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes -0- sole voting power shares, 130,842 shared voting power shares, 16,582,477 sole dispositive power shares and 270,633 shared dispositive power shares.

4

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 7,838,044 sole voting power shares, -0- shared voting power shares, 7,862,187 sole dispositive power shares and -0- shared dispositive power shares.

2024 PROXY STATEMENT   41

The following table sets forth information, as of February 20, 2024, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the NEOs, and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power[1,2]	Personal as Beneficiary of Trusts	Voting and Investment Power Only		Equity Awards Exercisable or Which May Settle Within 60 Days[3]	Total	Percent of Outstanding (if greater than one percent)

Claiborne P. Deming	931,875	1,639,538	—		5,268	2,576,671	1.69%

Lawrence R. Dickerson	43,626	—	—		31,320	79,946	—

Michelle A. Earley	—	—	—		21,754	21,754	—

Elisabeth W. Keller	67,225	518,224	—		5,268	590,717	—

James V. Kelley	112,943	—	—		5,268	118,211	—

R. Madison Murphy	653,225	1,504,700	915,394	[4]	5,268	3,078,587	2.02%

Jeffrey W. Nolan	319,593	283,252	—		47,330	650,175	—

Robert N. Ryan, Jr.	44,376	—	—		5,268	49,644	—

Laura A. Sugg	7,979	—	—		47,330	55,309	—

Roger W. Jenkins	1,148,086	—	—		—	1,148,086	—

Thomas J. Mireles	141,824	—	—		—	141,824	—

Eric M. Hambly	311,138	—	—		—	311,138	—

E. Ted Botner	184,184	—	—		—	184,184	—

Daniel R. Hanchera	80,464	—	—		—	80,464	—

Directors and executive officers as a group[5]	4,369,350	3,945,714	915,394		174,074	9,081,720	5.95%
1	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Jenkins—2,896 shares and Mr. Botner—7,277 shares.

2

Includes shares held by spouse and other household members as follows: Mr. Deming—50,224 shares; Ms. Keller—7,151 shares; Mr. Murphy—653,225 (beneficial ownership expressly disclaimed); and Mr. Nolan—52,663 shares.

3	Includes restricted stock units held by our directors.

4

Includes 552,205 shares owned by The Murphy Foundation of which Mr. Murphy is the President, beneficial ownership is expressly disclaimed. Includes 306,774 shares owned by The 2011 Murphy Family Trust, beneficial ownership expressly disclaimed. Also, includes 56,415 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

5	Includes nine directors, eleven executive officers and one director/executive officer.

42   MURPHY OIL CORPORATION

Review, Approval or Ratification of Transactions with Related Persons and Code of Business Conduct and Ethics

During 2023, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating and Governance Committee reviews ordinary course of business transactions with related parties, including firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted or applied for in 2023. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

2024 PROXY STATEMENT   43

 Audit Committee Report

In connection with the Company’s December 31, 2023 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Audit Committee also reviewed written disclosures and the letter from KPMG LLP as required by the PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Audit Committee met five times during 2023. Fees for services provided by the Company’s independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2023, and 2022 are as follows:

	2023	2022

Audit fees	$2,185,000	$2,125,000

Audit-related fees[1]	$52,236	$49,375

Audit and audit-related fees	$2,237,236	$2,174,375

Tax fees	—	—

All other fees	—	—

Total fees	$2,237,236	$2,174,375
1	Audit related fees consisted principally of fees for services in connection with audits of foreign employee benefit plans, special reports and related accounting consultations.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023.

AUDIT COMMITTEE

Lawrence R. Dickerson (Chair)

Elisabeth W. Keller

James V. Kelley

Robert N. Ryan, Jr.

44   MURPHY OIL CORPORATION

PROPOSAL 3

Approval of Appointment of Independent Registered Public Accounting Firm

   2024 PROXY STATEMENT   45

PROPOSAL 3

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2024. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so. The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the audit fee negotiations with KPMG LLP and pre-approves any engagement of KPMG LLP. Under Murphy’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to one or more members of the Audit Committee, provided that decisions of such members to grant pre- approvals are presented at the next scheduled meeting of the Audit Committee. The Audit Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. In the fiscal year 2023, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 98%, 2%, 0%, and 0%, respectively.

Our Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm, but it is not bound by the stockholders’ vote. Even if the selection of KPMG LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

46   MURPHY OIL CORPORATION

 General Information

 About the Annual Meeting

Submission of Stockholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals for the 2025 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 22, 2024, for inclusion in the proxy materials.

A stockholder may wish to nominate director candidates or present a proposal on other business at the Annual Meeting of Stockholders in 2025 under the by-laws. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2025 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 8, 2025, and no later than February 7, 2025, and must meet all of the requirements set forth in the advance notice provisions of the Company’s by-laws. In addition to complying with the advance notice provisions of the Company’s by-laws, to nominate a director a stockholder must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than March 9, 2025.

Proxy Access Stockholder Director Nominations

The Company’s by-laws include a proxy access provision. Under the by-laws, stockholders who meet the requirements set forth in the by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2025 Annual Meeting of Stockholders must be received by the Company at its principal executive office no earlier than October 23, 2024 and no later than November 22, 2024, and must meet all the requirements set forth in the by-laws.

Electronic Availability of Proxy Materials For 2024 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2024. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for fiscal year 2023 are available electronically at www.proxydocs.com/MUR.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances, one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Murphy Oil Corporation

c/o Corporate Secretary

9805 Katy Freeway, G-200

Houston, Texas 77024

Phone: (281) 675-9000

Email: corporatesecretary@murphyoilcorp.com

The above Notice and Proxy Statement are sent by order of the Board of Directors.

E. Ted Botner

Executive Vice President,

General Counsel and Corporate Secretary

Houston, Texas

March 21, 2024

2024 PROXY STATEMENT   47

 Proxy Statement Summary

 and Users’ Guide

				For More Information	Board Recommendation

Proposal 1	Election of Directors			Page 1
	Claiborne P. Deming Lawrence R. Dickerson Michelle A. Earley Roger W. Jenkins	Elisabeth W. Keller James V. Kelley R. Madison Murphy Jeffrey W. Nolan	Robert N. Ryan, Jr. Laura A. Sugg

Proposal 2	Advisory Vote to Approve Executive Compensation			Page 16

Proposal 3	Approval of Appointment of KPMG as Independent Registered Public Accounting Firm			Page 45

INTERNET	MOBILE	PHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the 12-digit number included in your proxy card or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12-digit number included in your proxy card or notice.	Send your completed and signed proxy card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	See page 49 regarding meeting attendance.

48   MURPHY OIL CORPORATION

When and Where is the Company’s Annual Meeting of Stockholders?

Date: Wednesday, May 8, 2024 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: www.virtualshareholdermeeting.com/MUR2024

May I attend the meeting?

Attendance at the meeting is open to stockholders of record as of March 11, 2024, Company employees and guests. If you are a stockholder, regardless of the number of shares you hold, you may participate in the 2024 Annual Meeting via the virtual meeting website below:

Date: Wednesday, May 8, 2024

Time: 10:00 a.m. CDT / 11:00 a.m. EDT

Virtual Location:

www.virtualshareholdermeeting.com/MUR2024

You will need your control number included on your Notice, proxy card or voting instruction form to be admitted to the meeting as a stockholder, vote your shares and ask questions. Those without a control number may attend as guests but will not have the option to vote or ask questions during the meeting.

Stockholders are encouraged to log in to this website before the start time of the virtual-only 2024 Annual Meeting. Online check-in will begin 15 minutes prior to the start of the meeting. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.

Who may vote?

You may vote if you were a holder of record of Murphy Oil Corporation common stock as of the close of business on March 11, 2024. Each share of common stock is entitled to one vote at the Annual Meeting. You may vote in person at the meeting, or by proxy via the methods explained on page 50 of this document.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials via the internet. As a result, we have sent a Notice of Internet

Availability instead of a paper copy of the proxy materials to most of our stockholders. The Notice contains instructions on how to access the proxy materials via the internet and how to request a paper copy. In addition, the website provided in the Notice allows stockholders to request future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why did I receive a paper copy instead of a Notice in the mail regarding the internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Murphy in mailing proxy materials and conserve natural resources, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

May I vote my stock by filling out and returning the Notice?

No. Instructions on how to access the proxy materials and vote are in the email sent to you and on the Notice.

How can I access the proxy materials through the internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting via the internet. The Proxy Statement and Annual Report are also available at www.proxydocs.com/MUR.

2024 PROXY STATEMENT   49

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date or (iii) vote at the meeting. If you voted via the Internet, mobile device or telephone, you can change your vote with a timely and valid later vote or by voting by ballot at the meeting. Proxies returned to the Company, votes cast other than at the meeting and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy card or vote by telephone, mobile device or internet as described in the telephone mobile device/internet voting instructions on your proxy card or Notice, the Company will vote your shares as you direct. Your telephone/mobile device internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding Common Stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

For Proposal 1, the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the director nominees.

For Proposal 2, the advisory vote to approve executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

For Proposal 3, the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

“Broker non-votes” result when brokers or nominees do not receive instruction from the beneficial owners and that broker or nominee does not have discretionary authority to vote on non-routine matters. The proposal to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year is the only routine matter on the ballot. Abstentions and broker non-votes are not counted as votes cast and have no effect on the outcome of any of the proposals.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting.

Unless specification to the contrary is made, the shares represented by the enclosed proxy, if signed and returned, will be voted FOR all the nominees for director, FOR the approval of the compensation of the Company’s Named Executive Officers, and FOR the approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2024.

The expenses of printing and distributing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. The Company’s officers or employees, without additional compensation, may solicit the return of proxies from certain stockholders by telephone or other means.

VOTING SECURITIES

On March 11, 2024, the record date for the meeting, the Company had 152,576,156 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 42,524,472 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 41 and 42 (“Our Stockholders”).

50   MURPHY OIL CORPORATION

 Annex

NON-GAAP RECONCILIATIONS

Presented below is free cash flow (a non-GAAP financial measure calculated as net cash provided by continuing operations activities, less non-cash working capital changes, property additions and dry hole costs). Management believes free cash flow is important information to provide as it is used by management to evaluate the Company’s ability to generate additional cash from business operations. Free cash flow is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

($ in millions)	Year Ended December 31, 2023

Net cash provided by continuing operations activities	$1,748.8

Property additions and dry hole costs	(1,066.0)

Less: Net (decrease) increase in noncash working capital	99.4

Free cash flow	$782.2

2024 PROXY STATEMENT   51

MURPHY OIL CORPORATION

MUR
LISTED
NYSE

OUR PURPOSE

We believe in providing energy that empowers people.

OUR MISSION

We challenge the norm, tap into our strong legacy and use our foresight and financial discipline to deliver inspired energy solutions.

OUR VISION

We see a future where we are an industry leader who is positively impacting lives for the next 100 years and beyond.

OUR BEHAVIORS

Do Right Always

- Respect people, safety, environment and the law
- Follow through on commitments
- Share openly and accurately
- Make it better

Stay With It

- Show resilience
- Lean into challenges
- Support each other
- Consider the implications

Think Beyond Possible

- Offer solutions
- Step up and lead
- Don't settle for "good enough"
- Embrace new opportunities

9805 KATY FREEWAY, SUITE G-200

HOUSTON, TEXAS 77024

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31011-P06126-Z87006	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MURPHY OIL CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	C.P. Deming	☐	☐	☐

	1b.	L.R. Dickerson	☐	☐	☐

	1c.	M.A. Earley	☐	☐	☐

	1d.	R.W. Jenkins	☐	☐	☐

	1e.	E.W. Keller	☐	☐	☐

	1f.	J.V. Kelley	☐	☐	☐

	1g.	R.M. Murphy	☐	☐	☐

	1h.	J.W. Nolan	☐	☐	☐

	1i.	R.N. Ryan, Jr.	☐	☐	☐

	1j.	L.A. Sugg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote to approve executive compensation.	☐	☐	☐

3.	Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V31012-P06126-Z87006

MURPHY OIL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING MAY 8, 2024

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2024 on May 8, 2024, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares.

Continued and to be signed on reverse side

9805 KATY FREEWAY, SUITE G-200

HOUSTON, TEXAS 77024

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31013-P06126-Z87006	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MURPHY OIL CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	C.P. Deming	☐	☐	☐

	1b.	L.R. Dickerson	☐	☐	☐

	1c.	M.A. Earley	☐	☐	☐

	1d.	R.W. Jenkins	☐	☐	☐

	1e.	E.W. Keller	☐	☐	☐

	1f.	J.V. Kelley	☐	☐	☐

	1g.	R.M. Murphy	☐	☐	☐

	1h.	J.W. Nolan	☐	☐	☐

	1i.	R.N. Ryan, Jr.	☐	☐	☐

	1j.	L.A. Sugg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote to approve executive compensation.	☐	☐	☐

3.	Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V31014-P06126-Z87006

MURPHY OIL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING MAY 8, 2024

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2024 on May 8, 2024, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares.

Continued and to be signed on reverse side